Exhibit 99.1


                                     CONSENT



                  I have reviewed the Registration Statement on Form SB-2 relating to the initial public offering of common stock of Showpower, Inc. and hereby consent to be named as a director of Showpower, Inc. upon consummation of its initial public offering and to the references to me under the heading "Management--Executive Officers and Directors" in such Registration Statement.

                                                     /s/ VINCENT A. CARRINO
                                                     -------------------------
                                                         Vincent A. Carrino

Dated:  April 10, 1998